UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2012

THE GRAYSTONE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
000-54254 (Commission File No.)	27-3051592 (IRS Employer Identification No.)

2620 Regatta Drive, Ste 102
Las Vegas, NV 89128
(Address of principal executive offices, including ZIP code)

(888) 552-3750
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.02	Unregistered Sales of Equity Securities

(a) On September 4, 2012, the Renard Properties, LLC (a 10% shareholder and beneficially owned by our CEO Paul Howarth) purchased 625,000 shares for $5,000 or a price per share of $.008.  The Company used the cash for its Peruvian operations.

(b) On September 4, 2012, JW Group, Inc.  (a 10% shareholder and beneficially owned by our CFO Joseph Mezey) purchased 625,000 shares for $5,000 or a price per share of $.008.  The Company used the cash for its Peruvian operations.

Item 8.01	Other Events

On September 1, 2012, the Company’s Board of Directors awarded 40,000,000 warrants to non-employee consultants to assist the Company in is growth in the retail sales division and for exploration and other services related to the Company’s mining properties.   The warrants are priced at 90% of the market price upon execution.  As a result, the Company has filed an S-8 with the Securities and Exchange Commission

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized .

The Graystone Company, Inc.

Dated: September 4, 2012	By:	/s/ Joseph Mezey
Name: Joseph Mezey
Title: President/CFO